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                                                                    Exhibit 23.1



               Consent of Ernst & Young LLP, Independent Auditors


     We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed on December 11, 1997 pertaining to the 1995 International Employee Stock Purchase Plan as amended and French Employee Savings Plan of Business Objects, S.A., of our report dated January 31, 1997, with respect to the consolidated financial statements and schedule of Business Objects, S.A. included in its Annual Report (Form 20-F) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                             ERNST & YOUNG LLP


     San Jose, California
     December 11, 1997